Vacasa Announces Reverse Stock Split

PORTLAND, Ore. (September 6, 2023) — Vacasa, Inc. (Nasdaq: VCSA), North America’s leading vacation rental management platform (the “Company” or “Vacasa”), today announced that its board of directors has approved a reverse stock split of its Class A Common Stock, Class B Common Stock, and Class G Common Stock (collectively, the “Common Stock”) at a ratio of 1-for-20. Stockholders approved a proposal to allow the board of directors, in its discretion, to effect a reverse stock split at the Annual Meeting of Stockholders held on May 23, 2023.

The reverse stock split is being conducted to regain compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Global Select Market ( “Nasdaq”).

The reverse stock split is expected to become effective on October 2, 2023. Shares of Vacasa Class A Common Stock are expected to begin trading on a split-adjusted basis on the Nasdaq on October 3, 2023. Shares of the Class A Common Stock will continue to trade under the symbol “VCSA'' and the new CUSIP number will be 91854V 206.

Once effective, every 20 issued and outstanding shares of the Company’s Common Stock will be converted into a single share of its respective class of Common Stock.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse stock split will receive cash in lieu of the fractional share equal to the closing sales price of the Class A Common Stock on the effective date of the reverse split.

The reverse stock split has no effect on the par value of the Company's Common Stock or authorized shares of any class of Common Stock. Immediately after the reverse stock split, each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes that will result from the treatment of fractional shares.

Continental Stock Transfer & Trust Company is acting as transfer and exchange agent for the reverse stock split. Registered stockholders who hold shares of Common Stock are not required to take any action to receive split-adjusted shares. Stockholders who own shares via a broker, bank, trust or other organization will have their positions automatically adjusted to reflect the reverse stock split, subject to such organization’s particular processes, and will not be required to take any action in connection with the reverse stock split.

For more information on the reverse stock split, please refer to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2023, or the Company’s Current Report on Form 8-K filed on September 6, 2023.

About Vacasa

Vacasa is the leading vacation rental management platform in North America, transforming the vacation rental experience by integrating purpose-built technology with expert local and national teams. Homeowners enjoy earning significant incremental income on one of their most valuable assets, delivered by the company’s unmatched technology that is designed to adjust rates in real time to maximize revenue. Guests can relax comfortably in Vacasa’s 40,000+ homes across more than 500 destinations in the United States, Belize, Canada, Costa Rica and Mexico, knowing that 24/7 support is just a phone call away. In addition to enabling guests to search, discover and book its properties on Vacasa.com and the Vacasa Guest App, Vacasa provides valuable, professionally managed inventory to top channel partners, including Airbnb, Booking.com and Vrbo.

For more information, visit https://investors.vacasa.com.

Investor Relations Contact
ir@vacasa.com

Press Contact
pr@vacasa.com

Forward-Looking Statements

Certain statements made in this press release are considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect Vacasa’s current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Due to known and unknown risks, actual results may differ materially from Vacasa’s expectations and projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to regain compliance with the minimum bid price requirement; the effectiveness of the reverse stock split; the continued listing of the Class A Common Stock on Nasdaq; and the Company’s financial condition. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as updated by other reports filed with the SEC, including, but not limited to, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, and the Company’s other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.